Ex-99.B13

                      JACKSON NATIONAL SEPARATE ACCOUNT III
                     SCHEDULE OF CALCULATION OF PERFORMANCE


Yield:
PPM America/JNL Money Market Portfolio
This example illustrates the yield quotation for the PPM America/JNL Money Market Portfolio for the seven-day period ended June 30, 1998
Value  of hypothetical pre-existing account with exactly
         one Accumulation
         Unit at the beginning of the period  .................... $10.06511
Value of same account (excluding capital changes)
         at the end of the seven-day period  ..................... $10.07162
Net change in account value  .....................................   0.00651%
Base Period Return:
         Net change in account value divided by beginning
         account value............................................   0.06468%
Annualized Current Yield (0.055723% X (365/7)  ...................     3.377%
                              365/7
Effective Yield (0.055723% +1)         -1  .......................      3.43%

Other Portfolios

The following example illustrates the annualized current yield calculation for the JNL/PIMCO Total Return Bond Portfolio for the 30-day base period ended June 30, 1998:
Dividends  and  interest  earned by the  JNL/PIMCO
         Total Return Bond
         Portfolio during the base period  ....................... $16,987.76
Expenses accrued for the base period  ............................  $2,475.18
                                                                    ---------

                                                                   $14,512.58(A)
                                                                   ===========

Product of the maximum public offering price on the last day of the base period and the average daily number of Shares outstanding during the base period that were entitled to receive dividends
         ($10.33 X 346,348.004) =  ............................... $3,577,775(B)
                                                                   ===========

Quotient of dividends  and interest  earned minus  expenses  accrued  divided by product of maximum public offering price
         multiplied by average Shares
         outstanding (A divided by B) = ..........................   .4056314
                                                     6
Adding one and raising total to the 6th power (C + 1)      = ...  1.024586031

Annualized current yield [2 (D -1) X 100] =  ......................      4.92
Reducing the yield by the annual effective Mortality
         and Expense Charge
         and the Administrative Charge (1.50%).....................      3.42

Total Return:
Standardized
The following example illustrates the total return for the JNL/Alliance Growth Portfolio of a hypothetical Contract invested in the JNL Capital Growth Series of the JNL Series Trust from the date the Investment Portfolio first invested in the Series through June 30, 1998:

Hypothetical $1,000 initial investment on April 30, 1998...........    $1,000
Ending redeemable value of the investment on June 30, 1998
         (after deferred sales charge and
         contract maintenance charge)..............................       984
Total return for the period is the difference between the ending redeemable value and the hypothetical $1,000
         initial investment divided
         by the hypothetical $1,000 initial investment;
         the result is expressed
         in terms of a percentage
         (For example, 2 equals 200%)..............................    -1.67%

Non-Standardized

The following example illustrates the total return for the JNL/Alliance Growth Portfolio of a hypothetical Contract invested in the JNL Capital Growth Series of the JNL Series Trust from the date the Series was first available for investment through June 30, 1998.
Hypothetical $10,000 initial investment on March 2, 1998...........   $10,000
Ending redeemable value of the investment on June 30, 1998.........   $11,220
Total return for the period is the difference between the ending redeemable  value  and  the  hypothetical  $10,000
         initial  investment divided by the hypothetical
         $10,000 initial investment;  the result is
         expressed in terms of a percentage
         (For example, 2 equals 200%)..............................     12.22%